EX-5.1
LEGAL OPINION AND CONSENT OF COUNSEL

PARSONS LAW FIRM
500 108TH Ave. NE, Suite 1710
Bellevue, WA   98004
425-451-8036
January 23, 2003
Board of Directors, Technology Connection, Inc.
Gentlemen:
In my capacity as counsel for Technology Connection, Inc. (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 1,750,000 shares of common stock as set out and described in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement. Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:
(1) The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina;
(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;
(3) The maximum of 1,750,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Yours very truly,
PARSONS LAW FIRM

James B. Parsons
Mr. David E. Coffey
December 4, 2002
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PARSONS LAW FIRM
ATTORNEYS AT LAW
SUITE 1710
500 108TH AVENUE N.E.
BELLEVUE, WASHINGTON  98004
(425) 451-8036   FAX (425) 451-8568
James B. Parsons* e-mail firm-info@parsonslaw.biz *Also admitted in Oregon and
jparsons@parsonslaw.biz		the Northern Mariana Islands
Robert J. Burnett**	  **LL.M. in Taxation
rburnett@parsonslaw.biz